Exhibit (a)(1)(vi)

Form of Notice of Withdrawal of Tender

Notice of Withdrawal of Tender

Regarding Shares in Blackstone Alternative Alpha Master Fund

Tendered Pursuant to the Offer to Purchase

Dated June 25, 2015

The Offer and withdrawal rights will expire on September 18, 2015 and this Notice of Withdrawal of Tender must be received by

the Fund’s Administrator, either by mail or by fax, by 11:59 p.m.,

Eastern Time, on September 18, 2015, unless the Offer is extended

Complete this Notice of Withdrawal of Tender and follow the Transmittal

Instructions include herein

Regular Mail	Fax: (617) 956-0400

State Street Bank and Trust Company Attn: Blackstone Alternative Alpha Master Fund 100 Huntington Avenue Copley Place Tower 2, Floor 3 Mail Code: CPH0255 Boston, MA 02116	FOR ADDITIONAL INFORMATION CALL: (855) 890-7725

You are responsible for confirming that this Notice is received timely by State Street Bank and Trust Company, the Fund’s administrator. To assure good delivery, please send this page to State Street Bank and Trust Company and not to your financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip:

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date